Exhibit 99.1

WaferGen Bio-systems and Takara Bio Inc. Announce Merger Agreement

Transaction scheduled to close following completion of the 2016 fiscal year

FREMONT, Calif. and MOUNTAIN VIEW, CA, May 13, 2016 /PRNewswire/ -- WaferGen Bio-systems, Inc. (NASDAQ: WGBS), a publicly held genomics technology company (“WaferGen”), and Takara Bio USA Holdings, Inc. (“TBUSH”), today announced that they have entered into a merger agreement pursuant to which TBUSH will acquire WaferGen. TBUSH is a wholly owned subsidiary of Takara Bio Inc. (TSE: 4974), a leading global biotechnology and life science company (“Takara Bio”). Takara Bio USA, Inc. (“TBUSA,” formerly known as Clontech Laboratories, Inc.) is a wholly owned subsidiary of TBUSH and is a guarantor under the merger agreement.

Under the terms of the merger agreement, TBUSH will acquire WaferGen for an aggregate cash purchase price that will be based on a multiple of WaferGen’s 2016 calendar revenue and capped at $50.0 million, subject to the potential adjustments described below. The multiple will range between 1.0 times up to 3.5 times WaferGen’s full year 2016 revenue. If revenues exceed $9.0 million the multiple will be 3.5. The aggregate purchase price as so determined will be used to pay for all outstanding securities of WaferGen, including options and warrants and other securities as well as outstanding shares. The merger is expected to close after completion of WaferGen’s audited financial statements in February or March of 2017, subject to the conditions set forth in the merger agreement.

Highlights of the Merger

•	Adds ICELL8™ Single-Cell System, Smart Chip PCR™ and Apollo 324™ platforms to TBUSA’s global reagent product mix

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Couples WaferGen’s high throughput ICELL8™ Single-Cell System, introduced in Q4 2015, with TBUSA’s single-cell reagents, which will provide best in class solutions for single-cell researchers worldwide

•	Expands the access of WaferGen technology platforms to the global genomics market

“WaferGen’s technologies and broad array of rapidly growing product offerings are providing a powerful set of tools for biological analysis at the molecular and single-cell level in the life sciences, pharmaceutical, and clinical laboratory industries,” said Rollie Carlson, President and CEO of WaferGen. “I’m confident that through this merger we will cement a leadership position in the genomics research market and our combined solutions will accelerate breakthrough scientific and medical discoveries worldwide.”

“The combination of TBUSA’s RNA-seq and T Cell Receptor (TCR) profiling technologies with WaferGen’s ICELL8 platform for isolation and processing of single cells will significantly expand our offering in the fast-growing single-cell and immuno-sequencing markets, and give customers greater access to these products through our global and commercial reach,” said Carol Lou, President of TBUSA. “WaferGen’s technologies are highly complementary to our reagent portfolio and the combination presents new opportunities for us in genetic analysis including clinical and applied markets.”

The WaferGen acquisition will allow Takara Bio to augment and expand its worldwide commercial offerings in transcriptomics and create new market opportunities in other areas of genomics. Takara Bio provides a wide range of life science products and services under the Takara®, Clontech®, and Cellartis® brands that assist discovery, translational and clinical scientists in the advancement of their work.

Key Transaction Terms

Pursuant to the merger agreement, at the effective time of the merger, WaferGen’s outstanding shares of Common Stock and Series 2 Convertible Preferred Stock will be converted into the right to receive an amount in cash equal to the Aggregate Consideration (determined pursuant to the merger agreement) divided by the aggregate amount of shares of WaferGen Common Stock, calculated on a fully diluted basis, taking into account the conversion or exercise of Preferred Stock, stock options and warrants that are “in the money,” restricted stock units (“RSUs”) and any other shares of Common Stock issuable pursuant to derivative securities of WaferGen.

For purposes of determining the amount per share to be paid in connection with the merger, an assumed amount, determined solely for purposes of such calculation (the “Aggregate Consideration”), shall be determined pursuant to the terms and subject to the conditions of the merger agreement, summarized as follows:

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First, an amount (the “Revenue Multiple Amount”) based upon WaferGen’s consolidated revenues for the year ending December 31, 2016 (the “2016 Revenue”) determined by multiplying the 2016 Revenue by (i) 1.0, if the 2016 Revenue is less than $3.0 million, (ii) 2.0, if the 2016 Revenue is equal to or greater than $3.0 million and less than $6.0 million, (iii) 2.5, if the 2016 Revenue is equal to or greater than $6.0 million and less than $9.0 million, or (iv) 3.5, if the 2016 Revenue is equal to or greater than $9.0 million. The Revenue Multiple Amount is capped at $50.0 million.

•	Second, the Aggregate Consideration shall be reduced by any amounts paid to WaferGen under the Deposit Agreement (described below) that have not been returned to TBUSH.

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Third, the Aggregate Consideration shall be reduced by an amount equal to (1) the increase, if any, in Indebtedness (as such term is defined in the merger agreement), plus (2) the increase, if any, in Certain Closing Related Costs (including amounts payable pursuant to severance, retirement, termination or change of control provisions) (as such term is defined in the merger agreement) plus (3) the increase, if any, in bonus payment obligations, in each case comparing the amount of such obligation at closing compared to the current amount of such obligations.

•	Fourth, the Aggregate Consideration shall be reduced by the aggregate amount of certain Transaction Fees (as such term is defined in the merger agreement) paid by Takara Bio on behalf of WaferGen.

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Fifth, the Aggregate Consideration shall be reduced, if any to the extent applicable, by the aggregate amount of unpaid costs incurred in connection with any issuance by the Company of debt or equity securities after the date of the merger agreement.

To arrive at the amount per share to be paid in connection with the merger, an amount equal to (i) the aggregate exercise price of all “in the money” stock options plus (ii) the difference between the aggregate maximum exercise price of all “in the money” warrants and the aggregate amount potentially payable in respect of certain “BSV” warrants will be added to the Aggregate Consideration. That sum will then be divided by the aggregate amount of shares of Common Stock, calculated on a fully diluted basis, taking into account the conversion or exercise of Preferred Stock, stock options and warrants that are “in the money,” RSUs and any other shares of Common Stock issuable pursuant to any other outstanding derivative securities of the Company. The per share amount received by holders of Preferred Stock will be based on the number of shares of Common Stock into which a share of Preferred Stock is convertible.

Concurrently with the execution of the merger agreement, WaferGen and TBUSH entered into a Deposit Agreement pursuant to which, following receipt of WaferGen stockholder approval of the merger agreement, TBUSH will pay to WaferGen (1) $2.5 million and (2) after January 1, 2017 and on or before January 17, 2017, an additional $2.5 million (collectively, the “Deposit Amount”). Each payment of the Deposit Amount is conditioned on WaferGen’s remaining in compliance with the merger agreement and certain other conditions set forth in the Deposit Agreement. In the event that the merger agreement is terminated, unless such termination is due to TBUSH’s breach, WaferGen must return to TBUSH the amount of the Deposit Amount. WaferGen also has the right to return all or any portion of the Deposit Amount prior to the date ten business days prior to the closing of the merger.

The transaction is subject to customary closing conditions including, among other things, approval by WaferGen’s stockholders and completion of WaferGen’s 2016 audit.

Advisors

Torreya Partners acted as financial advisor to WaferGen. GCA Savvian acted as financial advisor to Takara Bio. Morrison & Foerster LLP acted as legal counsel to Takara Bio while K&L Gates LLP acted as legal counsel for WaferGen.

About WaferGen

WaferGen Bio-systems, Inc. is a biotechnology company that offers innovative genomic technology solutions for single-cell analysis and clinical research. The ICELL8™ Single-Cell System is a first of its kind system that can isolate thousands of single cells and processes specific cells for analysis, including Next Generation Sequencing. The system has demonstrated unbiased isolation of single cells from solid tumors, brain cells, pulmonary airway cells, and multiple cell lines. The SmartChip™ platform can be used for profiling and validating molecular biomarkers, and can perform massively-parallel singleplex PCR for one-step target enrichment and library preparation for clinical NGS. The Apollo 324™ system can be used to process DNA and RNA from clinical samples to next generation sequencing ready libraries. These technologies offer a powerful set of tools for biological analysis at the molecular and single-cell level in the life sciences, pharmaceutical, and clinical laboratory industries.
About Takara Bio USA, Inc.

Takara Bio USA, Inc. (formerly Clontech Laboratories, Inc.), a subsidiary of Takara Bio Inc., develops, manufactures, and distributes a wide range of life science reagents and kits under the Takara®, Clontech®, and Cellartis® brands. Key products include SMART® cDNA synthesis kits for a variety of samples and applications, including NGS; high-performance qPCR and PCR reagents (including the Takara Ex Taq®, Takara LA Taq®, Titanium®, and Advantage® enzymes); Cellartis stem cells and stem cell reagents; RT enzymes and SMART library construction kits; the innovative In-Fusion® cloning system; Guide-it™ gene editing tools; Tet-based inducible gene expression systems; and Living Colors® fluorescent proteins. These and other products support applications including NGS; gene discovery, regulation, and function studies; protein expression and purification; RNAi, gene editing, and stem cell studies; and plant and food research. For more information, visit www.clontech.com. For specific information about Clontech NGS kits, please visit www.clontech.com/NGS.

About Takara Bio Inc.

Takara Bio Inc. is an innovative biotechnology company based in Shiga, Japan. As a world leader in biotechnology research and development, Takara Bio was the first company to market PCR technology in Japan and is also the developer of the RetroNectin® reagent, which is used as a world standard in gene therapy protocols. In addition to providing research reagents and equipment to the life science research market, Takara Bio has active research and product development activities in the fields of gene and cell-based therapy and agricultural biotechnology; and is committed to preventing disease and improving the quality of life for all people through the use of biotechnology. Through strategic alliances with other industry leaders, Takara Bio aims to extend its reach around the world. More information is available at www.takara-bio.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the anticipated closing of the Takara Bio merger agreement, sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage, our expectations regarding our development of future products including single cell analysis technologies and our expectations concerning our competitive position and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It
WaferGen intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement, as well as other relevant documents concerning the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of WaferGen and will contain important information about the merger agreement, its related transactions and other related matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of documents filed by WaferGen with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from WaferGen by going to WaferGen’s Investors page on its corporate website at www.wafergen.com.
Participants in the Solicitation

WaferGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WaferGen’s directors and executive officers is available in WaferGen’s Proxy Statement filed with the SEC on April 12, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

CONTACT INFORMATION:
WaferGen Bio-systems, Inc.
Rollie Carlson
Rollie.Carlson@wafergen.com

Takara Bio USA, Inc.
Lorna Neilson, Ph.D.
Director, Corporate Development
1290 Terra Bella Avenue
Mountain View, CA 94043
lorna_neilson@clontech.com